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Contact: Bill Loughman
         Chief Financial Officer
         404-525-7272


                            AIRGATE PCS, INC. AMENDS
                           SPRINT AFFILIATE AGREEMENTS

ATLANTA (September 14, 2004) - AirGate PCS, Inc. (Nasdaq: PCSA), a PCS Affiliate of Sprint, today announced an addendum to its Sprint Management and Services Agreements regarding back office billing and service charges, new customer activation fees and roaming rates, providing immediate substantial savings to AirGate's cost structure. The new fees will be effective August 1, 2004, through December 31, 2006. The Addendum will be filed today as an exhibit to a Form 8-K filing being made by AirGate.

AirGate also announced that the companies have executed a Settlement Agreement and Mutual Release, which will result in the settlement of various financial and contractual disputes including all previously disputed charges between the companies.

"We are very pleased to have reached this agreement with Sprint which solidifies our business partnership," commented Thomas M. Dougherty, president and chief executive officer of AirGate PCS. "Not only will AirGate achieve significant cost savings, but this established rate structure also provides us with better clarity on our key operating metrics going forward. As an additional benefit, we can also opportunistically explore refinancing indebtedness such as our credit facility with clarity as to the positive relationship we share with Sprint. Most importantly, with these issues resolved, we can fully focus our efforts on growing our business and gaining market share in our territory."

About AirGate PCS
AirGate PCS, Inc. is the PCS Affiliate of Sprint with the right to sell wireless mobility communications network products and services under the Sprint brand in territories within three states located in the Southeastern United States. The territories include over 7.4 million residents in key markets such as Charleston, Columbia, and Greenville-Spartanburg, South Carolina; Augusta and Savannah, Georgia; and Asheville, Wilmington and the Outer Banks of North Carolina.

This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the wireless industry, the recapitalization plan, our beliefs and our management's assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

                                     -MORE-

AirGate PCS Amends Sprint Affiliate Agreements
Page 2
September 14, 2004

Factors that could cause actual results to differ include: our dependence on the success of Sprint's wireless business; the competitiveness and impact of Sprint wireless pricing plans and PCS products and services; intense competition in the wireless market and the unsettled nature of the wireless market; the potential to experience a continued high rate of subscriber turnover; the ability of Sprint to provide back office billing, subscriber care and other services and the quality and costs of such services or, alternatively, our ability to outsource all or a portion of these services at acceptable costs and the quality of such services; subscriber credit quality; the ability to successfully leverage 3G products and services; inaccuracies in financial information provided by Sprint; new charges and fees, or increased charges and fees, imposed by Sprint; the impact and outcome of disputes with Sprint; our ability to predict future customer growth, as well as other key operating metrics; the impact of spending cuts on network quality, customer retention and customer growth; rates of penetration in the wireless industry; our significant level of indebtedness and debt covenant requirements; the impact and outcome of legal proceedings between other PCS Affiliates of Sprint and Sprint; the potential need for additional sources of capital and liquidity; risks related to our ability to compete with larger, more established businesses; anticipated future losses; rapid technological and market change; the impact of wireless local number portability; an adequate supply of subscriber equipment; the current economic slowdown; and the volatility of AirGate PCS' stock price.

For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this news release, please refer to AirGate PCS' filings with the SEC, especially in the "risk factors" section of AirGate PCS' Form 10-K/A for the fiscal year ended September 30, 2003, and in subsequent filings with the SEC. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

                                      -END-